Exhibit 99.1

NEWS RELEASE

Arlo Technologies, Inc. Launches Roadshow for Initial Public Offering

SAN JOSE, California — July 23rd, 2018 — NETGEAR®, Inc. (NASDAQ: NTGR), the worldwide leader in home networking and smart home security products, today announced that Arlo Technologies, Inc. (“Arlo”), a wholly-owned subsidiary of NETGEAR, has launched a roadshow for its initial public offering (“IPO”).

Arlo is offering 10,215,000 shares of its common stock in the IPO. The underwriters will have a 30-day option to buy an additional 1,532,250 shares at the IPO price, less underwriting discounts and commissions. The IPO price is currently expected to be between $18.00 and $20.00 per share. Arlo has applied to list its common stock on the New York Stock Exchange under the ticker symbol “ARLO.”

BofA Merrill Lynch, Deutsche Bank Securities, and Guggenheim Securities are acting as lead book-running managers for the proposed offering. Raymond James, Cowen and Imperial Capital are acting as joint book-running managers for the proposed offering.

This offering will be made only by means of a prospectus. A copy of the preliminary prospectus, when available, may be obtained from BofA Merrill Lynch, 200 North College Street, 3rd Floor, Charlotte NC 28255-0001, Attn: Prospectus Department or by e-mailing: dg.prospectus_requests@baml.com; from Deutsche Bank Securities Inc., Attn: Prospectus Group, 60 Wall Street, New York, NY 10005 or by telephone at 800-503-4611 or by e-mailing: prospectus.CPDG@db.com; or from Guggenheim Securities, LLC, Attn: Equity Syndicate Department, 330 Madison, 8th Floor, New York, NY 10017, or by telephone at (212) 518-9658, or by email to GSEquityProspectusDelivery@guggenheimpartners.com.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About NETGEAR, Inc.

NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company’s products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company’s products are sold. NETGEAR products are sold in approximately 27,000 retail locations around the globe, and through approximately 23,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The company’s headquarters are in San Jose, Calif., with additional offices in approximately 25 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000.

© 2018 NETGEAR, Inc. NETGEAR, the NETGEAR logo, Arlo Technologies Inc., Arlo and the Arlo logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding the potential initial public offering of Arlo. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, among others, market conditions, unforeseen regulatory issues and the failure to satisfy any of the conditions to such transaction that may cause results to differ materially from the statements set forth in this press release. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the SEC, including, but not limited to, those risks and uncertainties listed in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended April 1, 2018, filed with the SEC on May 4, 2018. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

NETGEAR Investor Relations

Christopher Genualdi

netgearIR@netgear.com

Source: NETGEAR-F

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